Exhibit 99.1

MODEL N ANNOUNCES THIRD QUARTER OF

FISCAL YEAR 2018 FINANCIAL RESULTS

San Mateo, CA – Model N, Inc., (NYSE: MODN), the leading provider of revenue management cloud solutions for the pharmaceutical, medical device, high tech, manufacturing and semiconductor industries, today announced financial results for the third quarter, which ended June 30, 2018.

“Model N exceeded its revenue and profitability guidance for the third quarter of fiscal 2018.  The strong Q3 performance puts us on track to deliver record revenue, profitability and cash flow for the full year,” said Jason Blessing, Chief Executive Officer of Model N. “Over the last 90 days, I’ve enjoyed meeting with our customers, employees and investors and thank them all for their warm welcome. I’m also very proud of our blue-chip customer portfolio and the mission critical role our cloud solutions play in their businesses.  My discussions also reinforce my belief that Model N has a great opportunity ahead of us.”

Third Quarter 2018 Financial Highlights:

•

Revenues: SaaS and maintenance revenues were $35.6 million compared to $28.5 million for the third quarter of fiscal 2017. Total revenues were $39.6 million compared to $34.2 million for the third quarter of fiscal 2017.

•

Gross Profit: Gross profit was $23.2 million compared to $18.5 million for the third quarter of fiscal 2017. Gross margins were 58% compared to 54% for the third quarter of fiscal 2017. Non-GAAP gross profit was $24.3 million compared to $21.4 million for the third quarter of fiscal 2017. Non-GAAP gross margins were 62% compared to 60% for the third quarter of fiscal 2017.

•

(Loss) income from operations: GAAP loss from operations was $(11.0) million compared to a GAAP loss from operations of $(8.8) million for the third quarter of fiscal 2017. Non-GAAP income from operations was $2.5 million compared to a Non-GAAP loss from operations of $(2.4) million for the third quarter of fiscal 2017.

•

Net loss: GAAP net loss was $(15.4) million, which includes $8.5 million of stock-based compensation expense related to the resignation of our former CEO and Chairman of the Board and $3.1 million of cash and non-cash expense related to the debt re-financing, compared to a net loss of $(10.4) million for the third quarter of fiscal 2017. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.50) based upon weighted average shares outstanding of 30.7 million, as compared to net loss per share of $(0.36) for the third quarter of fiscal 2017 based upon weighted average shares outstanding of 28.9 million.

•

Non-GAAP net income (loss): Non-GAAP net loss was $(2.0) million, which includes $3.1 million of cash and non-cash expense related to the debt re-financing, as compared to a Non-GAAP net loss of $(4.1) million for the third quarter of fiscal 2017. Non-GAAP net loss per share was $(0.07) based upon weighted average shares outstanding of 30.7 million, as compared to Non-GAAP net loss per share of $(0.14) for the third quarter of fiscal 2017 based upon weighted average shares outstanding of 28.9 million.

•	Adjusted EBITDA: Adjusted EBITDA was $3.1 million compared to $(1.5) million for the third quarter of fiscal 2017.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Business Highlights:

•

Nevro Corp, a high growth medical device company with a treatment for chronic back and leg pain, subscribed to Model N’s Provider Management, part of the Model N Revenue Cloud for MedTech. This customer win highlights that Model N Revenue Cloud is a very effective platform for both large companies as well as emerging companies, enabling Model N to serve all segments across life sciences.

•

BioMarin, Diodes, Eli Lilly, CSL Behring, Fresenius Kabi, ICU Canada, Johnson & Johnson, EMD Serono and Mallinckrodt, among others, recently completed implementation projects and went live with Revenue Cloud.

•

Model N hosted a successful Life Sciences Commercial and Pricing Innovation Forum which focused on understanding how global pricing trends are affecting the life sciences industry. The conference covered a variety of topics including global tender management, country variations in pricing, outcome-based agreements, rebates and compliance.

•

Model N delivered the summer release of Revenue Cloud. Our SaaS customers will immediately benefit from new innovation to manage complex use cases for pricing, quoting, and rebates including increasingly complex global price management, updates to support new government regulations, as well as several user experience enhancements.

Guidance:

As of August 7, 2018, we are providing guidance for the fourth quarter of fiscal 2018 and the full fiscal year ending September 30, 2018.

(in $ millions, except per share outlook)	Fourth Quarter Fiscal 2018	Full Year Fiscal 2018
Total GAAP Revenues	35.2 – 35.7	153.1 – 153.6
Non-GAAP income from operations	0.5 – 1.0	7.2 – 7.7
Non-GAAP net loss per share	(0.03) – (0.01)	(0.05) – (0.03)
Adjusted EBITDA	1.2 – 1.7	10.2 – 10.7

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter, which ended June 30, 2018. The conference call can be accessed by dialing (877) 407-4018 from the United States or (201) 689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on August 14, 2018, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13681148.

About Model N

Model N is the leader in revenue management solutions. Driving mission critical business processes such as configure, price and quote (CPQ), contract and rebate management, business intelligence, and regulatory compliance, Model N solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical device, high tech, manufacturing and semiconductors across more than 120 countries, including Pfizer, AstraZeneca, Sanofi, Gilead, Abbott, Stryker, AMD, Micron, Seagate, STMicroelectronics, NXP, Sesotec, and Southern States.  For more information, visit www.modeln.com

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter and full year fiscal year 2018 revenue, , and other financial results as well as outlook for fiscal year 2018 and future prospects. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; and (xii) our ability to retain customers, and (xiii) acquisition-related risks from our acquisition of Revitas. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2017, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net loss, non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of intangible assets,  and acquisition & integration related expenses, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict and therefore we have not provided a reconciliation of forecasted Non-GAAP results with GAAP. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.  Adjusted EBITDA is defined as net loss, adjusted depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, and other (income) expenses, net, and provision (benefit) for income taxes.  Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N
Staci Mortenson, 650-610-4998

investorrelations@modeln.com

Media Contact:

pr@modeln.com

Model N Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of	As of
	June 30,	September 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$57,645	$57,558
Accounts receivable, net	31,707	24,784
Prepaid expenses	3,307	3,733
Other current assets	405	1,013
Total current assets	93,064	87,088
Property and equipment, net	2,496	4,611
Goodwill	39,283	39,283
Intangible assets, net	35,977	40,156
Other assets	996	798
Total assets	$171,816	$171,936
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,383	$3,002
Accrued employee compensation	12,376	14,996
Accrued liabilities	4,041	4,979
Deferred revenue, current portion	54,902	49,186
Long term debt, current portion	5,995	4,753
Total current liabilities	78,697	76,916
Long-term liabilities:
Long term debt	52,846	52,452
Other long-term liabilities	1,651	1,307
Total long-term liabilities	54,497	53,759
Total liabilities	133,194	130,675
Stockholders' equity:
Common Stock	5	4
Preferred Stock	—	—
Additional paid-in capital	239,372	217,052
Accumulated other comprehensive loss	(874)	(502)
Accumulated deficit	(199,881)	(175,293)
Total stockholders' equity	38,622	41,261
Total liabilities and stockholders' equity	$171,816	$171,936

Model N Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Revenues:
SaaS and maintenance	$35,623	$28,530	$100,943	$78,427
License and implementation	3,994	5,714	16,975	17,137
Total revenues	39,617	34,244	117,918	95,564
Cost of Revenues:
SaaS and maintenance	14,599	12,439	40,489	34,527
License and implementation	1,846	3,333	10,018	11,106
Total cost of revenues	16,445	15,772	50,507	45,633
Gross profit	23,172	18,472	67,411	49,931
Operating Expenses:
Research and development	7,746	8,393	24,861	23,302
Sales and marketing	9,338	10,739	26,845	31,081
General and administrative	17,044	8,096	33,099	26,949
Total operating expenses	34,128	27,228	84,805	81,332
Loss from operations	(10,956)	(8,756)	(17,394)	(31,401)
Interest expense (income), net	4,478	1,442	7,350	2,789
Other expenses (income), net	(344)	3	(306)	77
Loss before income taxes	(15,090)	(10,201)	(24,438)	(34,267)
(Benefit) provision for income taxes	345	234	150	(3,742)
Net loss	$(15,435)	$(10,435)	$(24,588)	$(30,525)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.50)	$(0.36)	(0.82)	$(1.07)
Weighted average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	30,749	28,936	30,042	28,464

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended June 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(24,588)	$(30,525)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,410	5,866
Stock-based compensation	19,312	6,935
Amortization of debt discount and issuance cost	686	502
Deferred income taxes	(581)	(4,019)
Other non-cash charges	(30)	239
Loss on debt extinguishment	3,142	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(6,833)	(7,561)
Prepaid expenses and other assets	(102)	2,592
Deferred cost of implementation services	488	1,289
Accounts payable	(1,752)	(854)
Accrued employee compensation	(2,541)	1,482
Other accrued and long-term liabilities	(639)	(1,085)
Deferred revenue	6,386	8,875
Net cash used in operating activities	(642)	(16,264)
Cash Flows From Investing Activities:
Purchases of property and equipment	(165)	(290)
Acquisition of businesses, net of cash acquired	—	(47,773)
Capitalization of software development costs	—	(335)
Net cash used in investing activities	(165)	(48,398)
Cash Flows From Financing Activities:
Proceeds from exercise of stock options and issuance of employee stock purchase plan	3,008	2,457
Proceeds from term loan	49,588	48,686
Debt issuance costs	(145)	(806)
Principal payments on loan	(50,000)	—
Early payment penalty	(1,500)	—
Net cash provided by financing activities	951	50,337
Effect of exchange rate changes on cash and cash equivalents	(57)	7
Net decrease in cash and cash equivalents	87	(14,318)
Cash and cash equivalents
Beginning of period	57,558	66,149
End of period	$57,645	$51,831

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(15,435)	$(10,435)	$(24,588)	$(30,525)
Reversal of non-GAAP items:
Stock-based compensation expense	12,030	2,487	19,312	6,935
Depreciation and amortization	1,983	2,373	6,410	5,866
Deferred revenue adjustment	—	1,710	627	3,810
Acquisition and integration related costs	—	711	—	5,476
Interest expense (income), net	4,478	1,442	7,350	2,789
Other expenses (income), net	(344)	3	(306)	77
(Benefit) provision for income taxes	345	234	150	(3,742)
Adjusted EBITDA	$3,057	$(1,475)	$8,955	$(9,314)

	Three Months Ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Reconciliation from GAAP revenue to revenue before deferred revenue adjustment:
GAAP revenue:	$39,617	$34,244	$117,918	$95,564
Deferred revenue adjustment (d)	—	1,710	627	3,810
Revenue before deferred revenue adjustment	$39,617	$35,954	$118,545	$99,374

	Three Months Ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$23,172	$18,472	$67,411	$49,931
Reversal of non-GAAP expenses:
Stock-based compensation (a)	699	586	1,972	1,482
Amortization of intangible assets (b)	476	476	1,428	1,218
Acquisition and integration related expenses (c)	—	196	—	419
Deferred revenue adjustment (d)	—	1,710	627	3,810
Non-GAAP gross profit	$24,347	$21,440	$71,438	$56,860
Percentage of revenue before deferred revenue adjustment	61.5%	59.6%	60.3%	57.2%

	Three Months Ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Reconciliation from GAAP loss from operations to non-GAAP loss from operations:
GAAP net loss from operations:	$(10,956)	$(8,756)	$(17,394)	$(31,401)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	12,030	2,487	19,312	6,935
Amortization of intangible assets (b)	1,381	1,418	4,181	3,211
Acquisition and integration related expenses (c)	—	711	—	5,476
Deferred revenue adjustment (d)	—	1,710	627	3,810
Non-GAAP income (loss) from operations	$2,455	$(2,430)	$6,726	$(11,969)

	Three Months Ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
GAAP net loss:	$(15,435)	$(10,435)	$(24,588)	$(30,525)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	12,030	2,487	19,312	6,935

Amortization of intangible assets (b)	1,381	1,418	4,181	3,211
Acquisition and integration related expenses (c)	—	711	—	5,476
Deferred revenue adjustment (d)	—	1,710	627	3,810
Deferred tax valuation allowances (f)	—	—	—	(4,165)
Non-GAAP net income (loss) attributable to Model N Inc. common stockholders	$(2,024)	$(4,109)	$(468)	$(15,258)
Denominator:
Reconciliation between GAAP and non-GAAP net loss per share attributable to Model N Inc. common stockholders:
Weighted average number of shares used in computing GAAP dilutive net loss per share	30,749	28,936	30,042	28,464
GAAP dilutive net loss per share attributable to Model N Inc. common stockholders	$(0.50)	$(0.36)	$(0.82)	$(1.07)
Non-GAAP net income (loss) per share attributable to Model N Inc. common stockholders	(0.07)	(0.14)	(0.02)	(0.54)

	Three Months Ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Amortization of intangibles assets recorded in the statement of operations:
Cost of revenues:
SaaS and maintenance	$476	$476	1,428	1,218
License and implementation	—	—
Total amortization of intangibles assets in cost of revenue (b)	476	476	1,428	1,218
Operating expenses:
Research and development	—	—	—	—
Sales and marketing	905	942	2,753	1,993
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	905	942	2,753	1,993
Total amortization of intangibles assets (b)	$1,381	$1,418	$4,181	$3,211

	Three Months Ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Stock-based compensation recorded in the statement of operations:
Cost of revenues:
SaaS and maintenance	$326	$290	961	742
License and implementation	373	296	1,011	740
Total stock-based compensation in cost of revenue (a)	699	586	1,972	1,482
Operating expenses:
Research and development	744	512	2,144	1,273
Sales and marketing	986	835	2,517	1,744
General and administrative	9,601	554	12,679	2,436
Total stock-based compensation in operating expense (a)	11,331	1,901	17,340	5,453
Total stock-based compensation (a)	$12,030	$2,487	$19,312	$6,935

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude certain legal expenses, Channel Insight and Revitas acquisition related costs, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a) Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies. In the third quarter of fiscal year 2018, the Company issued the Mr. Rinat 572,601 common shares, with fair value approximately $10.5 million, in connection with his transition agreement when he resigned as Chief Executive Officer and Chairman of Board. Mr. Rinat’s 375,234 performance-based restricted stock units were cancelled and the previously recorded expense of approximately $2.0 million was reversed into general and administrative expenses.

(b) Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c) In January 2017, we acquired Revitas, as part of the acquisition we incurred certain non-recurring integration costs. We believe that exclusion of these acquisition related adjustments and costs provides for a better comparison of our operation results to prior periods and to our peer companies.

(d) Represents deferred revenue adjustment resulting from purchase price accounting that is related to the Revitas acquisition and is a non-cash item. As such, we believe this adjustment provides for a better comparison of our operation results to prior periods and to our peer companies.

(e) In the third quarter of fiscal 2018, we recorded approximately $3.1 million of expense in connection with the repayment of our first term loan, of which approximately $1.6 million is non-cash unamortized discounts and deferred financing costs and $1.5 million in prepayment penalty. The charges were recorded as interest expense.